EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Shai Meretzki, Chief Executive Officer, and Yossi Keret, Chief Financial Officer of Pluristem Life Systems, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           the Annual Report on Form 10-KSB of Pluristem Life Systems, Inc. for the fiscal period ended June 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pluristem Life Systems, Inc.

By: /s/ Shai Meretzki

Shai Meretzki

Chief Executive Officer

Dated: September 23, 2005

By: /s/ Yossi Keret

Yossi Keret

Chief Financial Officer

Dated: September 23, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pluristem Life Systems, Inc. and will be retained by Pluristem Life Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.